UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

Health Grades, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2010, in connection with the Merger (as defined in Item 5.01 below) effected pursuant to the Agreement and Plan of Merger, dated as of July 27, 2010 (as amended, the “Merger Agreement”), among Health Grades, Inc., a Delaware corporation (the “Company”), Mountain Acquisition Corp., a Delaware corporation (“Parent”), Mountain Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and Mountain Acquisition Holdings, LLC, a Delaware limited liability company, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove its common stock from listing on the NASDAQ Global Select Market and requested NASDAQ to file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of common stock (“Shares”).  The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.02.              Unregistered Sales of Equity Securities.

On October 7, 2010, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option to purchase, at a per share price equal to the Offer Price (as defined in Item 5.01 below), 12,650,970 newly issued shares of the Company’s common stock (the “Top-Up Shares”), in exchange for an unsecured, non-negotiable and non-transferable promissory note issued by Purchaser to the Company in the aggregate principal amount of $103,737,954, bearing interest at 8% per annum, with principal and interest due one year after the purchase of the Top-Up Shares, prepayable without premium or penalty.  The Top-Up Shares bring Purchaser’s ownership of the Company’s common stock, when combined with the Shares acquired by Purchaser in the Offer (as defined in Item 5.01 below), to more than 90% of the Shares outstanding after such purchase (calculated on a fully diluted basis in accordance with the Merger Agreement).  The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.              Material Modification to Rights of Security Holders.

The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.              Changes in Control of Registrant.

As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced a cash tender offer on August 10, 2010 to acquire all of the Company’s Shares for a purchase price of $8.20 per share in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 10, 2010, as amended and supplemented (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended and supplemented, constitute the “Offer”).  Parent is controlled by a private equity fund associated with Vestar Capital Partners V, L.P. (“Vestar”).

Upon the expiration of the Offer at 9:00 a.m., New York City Time, on October 7, 2010, Purchaser accepted (such time of acceptance, the “Acceptance Time”) for payment all 24,916,269 Shares (not including 334,897 Shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) validly tendered and not withdrawn prior to the expiration of the Offer according to the terms and conditions of the Offer.  In addition, Purchaser purchased 5,108,954 Shares directly from executive officers of the Company pursuant to previously disclosed tender and support agreements with such executive officers.  The tendered and purchased Shares (not including Shares tendered pursuant to guaranteed delivery procedures) represent approximately 86% of the outstanding Shares of the Company.  Upon the acceptance of the Shares for payment pursuant to the Offer and the purchase of Shares from executive officers pursuant to the tender and support agreements, on October 7, 2010, a change of control of the Company occurred.

Pursuant to the terms and conditions of the Merger Agreement, following the exercise of the “top-up option” as described in Item 3.02, Purchaser was merged with and into the Company (the “Merger”) on October 7, 2010 in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of the Company.  In connection with the Merger, each outstanding Share not tendered in the Offer (other than treasury Shares, Shares held by Parent, Purchaser or any of their wholly-owned subsidiaries or Shares held by stockholders who properly exercise appraisal rights under applicable provisions of Delaware law) was converted into the right to receive the Offer Price.  Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly-owned subsidiary of Parent.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on July 28, 2010, and the amendments of which were filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on August 9, 2010 and as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on September 16, 2010, respectively.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, effective as of Acceptance Time, the Board of Directors of the Company (the “Board”) appointed the following individuals as new members of the Board: Roger C. Holstein, Norman W. Alpert and Garrick D. Bernstein. Such persons were designated for appointment as directors of the Company by Parent pursuant to the Merger Agreement.  Each such person is an officer and/or director of Vestar.  Information about the directors designated for appointment by Parent was previously disclosed in the Information Statement comprising Annex B to the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on August 10, 2010 and is incorporated herein by reference.

Effective at the effective time of the Merger and in accordance with the Merger Agreement, Kerry R. Hicks, Mary Boland, Leslie S. Matthews, M.D., John Quattrone and Mats Wahlstrom voluntarily resigned from the Board and from all Board committees on which such directors served.  Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger and in accordance with the Merger Agreement, (i) the certificate of incorporation of the Company was amended and restated (the “Amended and Restated Charter”) to be substantially in the form of the certificate of incorporation of Purchaser in effect immediately prior to the effective time of the Merger, and (ii) the bylaws of the Company were amended and restated (the “Amended and Restated Bylaws”) to be substantially in the form of Purchaser’s bylaws in effect immediately prior to the effective time of the Merger.

Copies of the Amended and Restated Charter and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 8.01 Other Events.

On October 7, 2010, the Company and Vestar issued the joint press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Health Grades, Inc.

3.2	Amended and Restated Bylaws of Health Grades, Inc.

99.1

Joint Press Release issued by Health Grades, Inc. and Vestar Capital Partners V, L.P., dated October 7, 2010 (incorporated by reference to Exhibit (a)(5)(J) to Amendment No. 9 to Schedule 14D-9 filed by Health Grades, Inc. with the Securities and Exchange Commission on October 7, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC.

By:	/s/ Allen Dodge
Allen Dodge
Executive Vice President and Chief Financial Officer

Dated: October 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Health Grades, Inc.

3.2	Amended and Restated Bylaws of Health Grades, Inc.

99.1

Joint Press Release issued by Health Grades, Inc. and Vestar Capital Partners V, L.P., dated October 7, 2010 (incorporated by reference to Exhibit (a)(5)(J) to Amendment No. 9 to Schedule 14D-9 filed by Health Grades, Inc. with the Securities and Exchange Commission on October 7, 2010).